UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2012

The Savannah Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-18560	58-1861820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Bull Street, Savannah, Georgia 31401

(Address of principal executive offices) (Zip Code)

(912) 629-6486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 7, 2012, entered into among The Savannah Bancorp Inc. (“SAVB”) and SCBT Financial Corporation (“SCBT”), pursuant to which SAVB will, subject to the satisfaction of certain terms and conditions, merge with and into SCBT, with SCBT continuing as the surviving entity (the “Merger”). This Current Report on Form 8-K supplements disclosures made in the definitive joint proxy statement/prospectus of SAVB and SCBT, dated October 26, 2012 previously mailed to shareholders of SAVB and SCBT and filed on October 26, 2012 with the Securities and Exchange Commission as part of a registration statement of SCBT on Form S-4 (the “Joint Proxy Statement/Prospectus”).

Settlement of Litigation

As previously disclosed at page 108 of the Joint Proxy Statement/Prospectus, on October 11, 2012, a purported shareholder of SAVB filed a lawsuit in the Supreme Court of the State of New York (the “Court”), captioned Rational Strategies Fund v. Robert H. Demere, Jr. et al., No. 653566/2012 (the “Action”), naming SAVB, members of SAVB’s board of directors and SCBT as defendants. The Action alleges that SAVB, SAVB’s directors and SCBT breached duties and/or aided and abetted such breaches by failing to disclose certain material information about the Merger. Among other relief, the complaint seeks to enjoin the Merger and the payment of attorneys’ fees and expenses.

On November 23, 2012, defendants entered into a memorandum of understanding (the “Memorandum of Understanding”) with plaintiff regarding a settlement of the Action. Pursuant to the Memorandum of Understanding, defendants agreed, among other things, to disclose the additional information set forth below regarding the Merger, which should be read in the context of, and together with, the disclosures in the Joint Proxy Statement/Prospectus. While the defendants believe that the original Joint Proxy Statement/Prospectus disclosed all material facts concerning the proposed transaction, the defendants agreed to make the additional disclosures in order to settle the action and avoid the burden, expense and uncertainty of further litigation. The agreement to make the additional disclosures specified herein does not constitute an acknowledgement that these additional disclosures are required under any applicable, state or federal law, statute, rule or regulation.

The Memorandum of Understanding provides that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to SAVB’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims in the Action that were or could have been brought challenging any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated.

Employment Agreements between SCBT and each of John C. Helmken II and Jerry O’Dell Keith

As described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of SAVB’s Directors and Executive Officers in the Merger,” each of Messrs. Helmken and Keith entered into an employment agreement with SCBT that becomes effective upon the closing of the Merger.  SCBT indicated in the course of discussions with SAVB regarding the Merger that it wished to have Mr. Helmken’s employment agreement finalized concurrently with entering into the Merger Agreement.  Mr. Keith’s agreement was negotiated following the execution of the Merger Agreement. In addition to the terms of the employment agreements described in the Joint Proxy Statement/Prospectus, the employment agreements provide for an annual base salary of $255,000 for Mr. Helmken and $195,000 for Mr. Keith.  Both Mr. Helmken and Mr. Keith are eligible to participate in SCBT’s annual performance-based incentive plans for fiscal year 2013 in accordance with the terms and conditions for similarly situated employees of SCBT under such plans (with such terms and conditions not yet established) and each of Messrs. Helmken and Keith is eligible for (i) an annual cash incentive target of 30% of his annual base salary and (ii) an annual equity incentive target of 10% of his annual base salary, in all cases subject to the executive’s continued employment through the applicable payment date.  Except as described in the Joint Proxy Statement/Prospectus and above, there are no agreements or understandings between either of Mr. Helmken or Mr. Keith, on the one hand, and SCBT, on the other hand.

Advisory Board

As described in the section of the Joint Proxy Statement/Prospectus entitled “The Merger—Interests of SAVB’s Directors and Executive Officers in the Merger,” each non-employee member of SAVB’s board of directors will serve on an advisory board established by SCBT to monitor the company’s performance and operations in the Savannah, Georgia metropolitan statistical area.  In connection with serving on the advisory board, each advisory board member will receive for a three-year period following the closing date a cash retainer consistent with the board retainer the SAVB directors currently receive with respect to services provided to the SAVB board of directors, and each board member has agreed not to engage in any competitive activity or solicit clients or employees of SAVB or SCBT during that three-year period.  SCBT indicated in the course of discussions with SAVB regarding the Merger that the ongoing services of the SAVB board members and the agreement of the SAVB board members to the restrictive covenants referenced above were important to the success of the Merger.  The terms of the advisory board agreements were negotiated and finalized concurrently with the negotiation of the terms of the Merger Agreement.

Background of the Merger

•                  As described on pages 72-73 of the Joint Proxy Statement/Prospectus, STRH contacted SCBT, after consultation with SAVB, toward the end of June 2012 to ascertain SCBT’s continued interest in exploring a potential combination with SAVB. This contact was made on the basis of STRH’s professional judgment that SCBT’s continued interest in a potential business combination with SAVB was viewed by SAVB and STRH as being the strongest and most credible of all of the parties who had previously communicated an interest in such a transaction.

•                  As described on page 73 of the Joint Proxy Statement/Prospectus, following the June 29, 2012 meeting between SCBT representatives and SAVB directors and representatives of STRH, J. Curtis Lewis III, Chairman of SAVB’s board of directors, received an initial letter from the CEO of SCBT proposing a combination of SAVB and SCBT through an all-stock transaction. The letter proposed preliminary indicative consideration to SAVB’s shareholders valued in the range of $10.00 per share, based on a fixed exchange ratio of shares of SCBT common stock for each share of common stock of SAVB. The proposal was based solely on a preliminary review of public information and was subject to numerous conditions including SCBT’s due diligence on SAVB and contemplated that the terms of a final proposal, including pricing terms, would be negotiated following due diligence by the respective companies.

•                  As described on pages 73-74 of the Joint Proxy Statement/Prospectus, on July 11, 2012, SAVB’s board of directors held a special meeting during which SCBT’s interest in a potential transaction was thoroughly discussed. SAVB’s board of directors received a presentation from STRH that included a preliminary financial analysis of SCBT’s proposal.  SAVB’s board of directors and representatives of STRH discussed STRH’s analysis of SAVB’s intrinsic value and SAVB’s prospects as a stand-alone company, including estimates of earnings per share and net income available to common shareholders. SAVB’s board of directors also discussed other strategic alternatives, including the potential asset sale and potential capital raise the SAVB board had been considering, including the fact that since SAVB’s board began pursuing the asset sale and capital raise in the Fall of 2011, the terms and conditions of both the potential capital raise and asset sale had become significantly less favorable to SAVB and its existing shareholders.

•                  As described on page 74 of the Joint Proxy Statement/Prospectus, during July 25 and July 26, SAVB and SCBT maintained contact through their representatives and discussed several possible pricing scenarios. The consideration offered in these scenarios varied from $8.00 per share of SAVB common stock to $9.00 per share of SAVB common stock, the latter figure being reflected in the revised proposal received by Mr. Lewis from the CEO of SCBT on July 26, 2012, subject to certain conditions, as described in the Joint Proxy Statement/Prospectus.

•                  As described on pages 74-75 of the Joint Proxy Statement/Prospectus, SAVB’s board of directors reviewed and thoroughly discussed SCBT’s July 26 proposal at a meeting held on July 27, 2012 with representatives of STRH, FIG and Alston & Bird. SAVB’s board of directors and representatives of STRH discussed STRH’s analysis of SAVB’s intrinsic value and SAVB’s prospects as a stand-alone company. STRH reiterated and updated its analysis, discussed above, showing that, subject to certain assumptions, including the successful completion of the capital raise on the terms discussed below, the stand-alone discounted future value of SAVB would be in the range of $4.08 to $6.73 per share.  The board of directors also received a preliminary financial analysis from FIG comparing the asset sale and capital raise with the potential transaction with SCBT. This analysis showed that, subject to certain assumptions, including completion of the asset sale and the capital raise, SAVB’s common stock would have an estimated value of between $6.42 and $7.89 per share if SAVB remained independent.

At the July 27 meeting, STRH’s preliminary analysis of SCBT’s proposal included an analysis of various transaction multiples, as well as an analysis of a pro forma balance sheet and pro forma credit and capital ratios. STRH’s analysis of SAVB’s prospects as a stand-alone company indicated that, assuming SAVB undertook a $55 million convertible preferred capital raise at a $5.00 conversion price and a 6% annual coupon and subject to certain other assumptions, the discounted future value of SAVB’s common stock was approximately $5.58 per share.  The analysis also estimated that, subject to the same assumptions, earnings to common shareholders and fully diluted earnings per share would be as follows in the years following the capital raise (all numbers in thousands):

	Year 1	Year 2	Year 3	Year 4	Year 5
Earnings to Common Shareholders(1)	$11,888	$6,262	$5,744	$8,757	$14,311
Fully Diluted Earnings per Share (tax adjusted(2))	$0.23	$0.14	$0.32	$0.48	$0.79

(1)         Assumes conversion of convertible preferred stock in Year 4.

(2)         Tax adjustments reflect an estimated tax reversal in Year 1, no tax provision in Year 2, and fully taxable incomes in Year 3, Year 4 and Year 5.

STRH’s analysis also showed that the capital raise, if successfully conducted on the terms described above, would result in an estimated 60% ownership dilution to current common shareholders of SAVB.

Opinion of SunTrust Robinson Humphrey, Inc.

•                  As described in the section of the Joint Proxy Statement/Prospectus entitled “Opinion of SunTrust Robinson Humphrey, Inc.—Selected Precedent Transactions Analysis,” STRH reviewed and analyzed certain financial data related to 19 completed bank mergers and acquisitions announced between January 1, 2010 and August 6, 2012, which involved target banks based in the United States with the following characteristics: (a) total assets, for the most recent quarter reported, of between $500 million and $2.5 billion and (b) ratio of nonperforming assets to total assets, for the most recent quarter reported, between 3.0% and 10.0% (the “Size/Asset Quality Precedent Transactions”). The transaction multiples for each of these transactions is listed below:

Buyer/Target	Announce Date	Target State	City	Assets ($000)	ROAA (LTM)	Pre Pre ROAA (LTM)(1)	NPAs/ Assets	TCE/TA	Announced Deal Value ($mm)	% of Consideration in Stock	LTM Pre Pre Earnings (2)(5)	LTM A/T Earning (5)	BV	TCBV	Adj. TCBV (3)	Core Deposit Premium (%)	Calculated/ Adjusted Core Deposit Premium (3)	Assets (%)	One Day Stock Premium	30 Day Stock Premium

Cith Holding Company / Community Financial Corp	08/02/2012	VA	Staunton	$503,907	0.35%	1.5%	7.3%	7.5%	$25.1	99.5%	3.26x	23.55x	0.66x	0.66x	3.13x	(8.7)%	5.4%	5.0%	53.8%	56.9%
Customers Bancorp, Inc./ Acacia Federal Savings Bank	06/20/2012	VA	Falls Church	1,019,899	(0.04)%	NM	6.4%	12.2%	65.0	69.2%	NM	NM	0.52x	0.52x	NA	(9.5)%	NA	6.4%	NA	NA
Berkshire Hills Bancorp, Inc./ Beacon Federal Bancorp, Inc.	05/31/2012	NY	East Syracuse	1,024,743	0.52%	1.4%	4.0%	11.1%	130.4	47.0%	8.98x	23.81x	1.17x	1.17x	1.38x	3.4%	7.4%	12.7%	48.9%	56.6%
Trustmark Corp/ BancTrust Financial Group, Inc.	05/28/2012	AL	Mobile	2,008,787	(2.30)%	NM	8.3%	3.0%	55.4	100.0%	NM	NM	0.87x	0.92x	NA	(4.0)%	8.4%	2.8%	62.2%	57.3%
Park Sterling Corporation/ Citizens South Banking Corp	05/13/2012	NC	Gastonia	1,073,815	(0.09)%	0.7%	3.6%	6.4%	77.8	68.9%	10.80x	NM	1.12x	1.14x	1.32x	(1.6)%	2.7%	7.2%	35.2%	53.7%
WashingtonFirst Bankshares, Inc/ Alliance Bankshares Corporation	05/03/2012	VA	Chantilly	508,664	(1.39)%	(0.4)%	3.3%	5.5%	24.2	77.6%	NM	NM	0.87x	0.87x	1.06x	(1.2)%	0.4%	4.8%	15.4%	13.5%
Washington Federal, Inc/ South Valley Bancorp, Inc.	04/04/2012	OR	Klamath Falls	868,686	(0.50)%	0.7%	5.4%	7.7%	72.7	46.1%	12.98x	NM	1.06x	1.10x	NA	1.0%	NA	8.4%	NA	NA
Capital Bank Financial Corp/ Southern Community Financial Corp	03/26/2012	NC	Winston-Salem	1,502,578	0.20%	0.9%	7.5%	3.7%	120.4	NM (4)	5.45x	NM	2.16x	1.40x	NM	2.3%	6.6%	8.0%	NA	126.2%
Old National Bancorp/ Indiana Community Bancorp	01/24/2012	IN	Columbus	984,607	(0.17)%	1.4%	4.3%	6.8%	103.2	77.9%	5.61x	NM	1.20x	1.20x	4.01x	1.6%	7.6%	8.2%	61.5%	63.2%
SCBT Financial Corp/ Peoples Bancorporation, Inc.	12/19/2011	SC	Easley	545,856	0.38%	1.8%	5.2%	8.3%	41.5	67.9%	2.80x	22.81x	0.62x	0.62x	1.22x	(4.6)%	1.4%	5.2%	NA	NA
Opus Bank/ RMG Capital Corp	06/06/2011	CA	Fullerton	684,373	0.15%	0.6%	3.6%	5.5%	49.2	NA	11.63x	NM	1.30x	1.31x	NA	1.8%	NA	7.2%	NA	NA
Park Sterling Corp/ Community Capital Corp	03/30/2011	SC	Greenwood	655,934	(0.75)%	0.9%	6.7%	7.0%	32.3	58.9%	4.81x	NM	0.68x	0.70x	1.31x	(3.2)%	1.8%	4.9%	21.2%	16.4%
IBERIABANK Corp/ Omni Bancshares Inc.	02/21/2011	LA	Metairie	736,339	(0.06)%	0.3%	8.8%	4.2%	40.0	100.0%	19.93x	NM	1.29x	1.29x	NM	1.4%	7.3%	5.4%	NA	NA
Susquehanna Bancshares Inc./ Abington Bancorp Inc	01/26/2011	PA	Jenkintown	1,247,096	0.61%	0.9%	3.2%	17.0%	273.8	96.1%	24.43x	35.61x	1.29x	1.29x	1.41x	9.1%	11.7%	22.0%	13.8%	9.4%
American National Bancshares/ MidCarolina Financial Corp	12/15/2010	NC	Burlington	552,299	0.21%	1.5%	4.0%	6.7%	43.7	88.6%	5.14x	NM	1.18x	1.18x	2.10x	0.5%	7.2%	7.9%	NA	149.2%
Nara Bancorp Inc./ Center Financial Corp.	12/09/2010	CA	Los Angeles	2,267,439	(0.38)%	1.6%	3.0%	9.6%	286.3	100.0%	8.24x	NM	1.32x	1.32x	1.63x	NM	8.9%	12.6%	7.6%	22.8%
Community Bancorp LLC/ Cadence Financial Corp.	10/06/2010	MS	Starkville	1,733,123	(0.52)%	(0.1)%	6.3%	4.0%	68.8	NM (4)	NM	NM	0.43x	0.43x	1.22x	(4.4)%	0.5%	1.7%	20.2%	100.2%
Old National Bancorp/ Monroe Bancorp	10/05/2010	IN	Bloomington	838,122	(0.14)%	1.4%	4.7%	6.7%	90.5	100.0%	7.54x	NM	1.62x	1.62x	2.60x	6.2%	10.1%	10.8%	NA	NA
F.N.B. Corp./ Comm Bancorp Inc.	08/09/2010	PA	Clarks Summit	641,765	(0.82)%	1.0%	3.9%	8.3%	67.8	74.6%	10.72x	NM	1.26x	1.27x	1.27x	3.0%	3.0%	10.6%	64.1%	127.4%
				75th Percentile	0.20%	1.44%	6.6%	8.3%	$96.8	99.6%	11.22x	26.76x	1.29x	1.29x	2.10x	2.1%	7.8%	9.5%	57.7%	100.2%
				Median	(0.09)%	0.92%	4.7%	6.8%	$67.8	77.8%	8.24x	23.68x	1.17x	1.17x	1.38x	0.8%	6.9%	7.2%	35.2%	56.9%
				25th Percentile	(0.51)%	0.65%	3.8%	5.5%	$42.8	68.7%	5.30x	23.37x	0.78x	0.79x	1.27x	(3.8)%	2.5%	5.1%	17.8%	22.8%

(1) LTM Pre-Pm ROAA defined as LTM Pre-Pre Net Revenue (Net Interest Income + Total Noninterest Income - Total Noninterest Expense) / LTM Average Assets.

(2) Price / LTM PPNR defined as Deal Value / LTM Pre-Pre Net Revenue (Net Interest Income + Total Noninterest Income - Total Noninterest Expense).

(3) Price / Adjusted TBV and Adjusted Core Deposit Premium based on transaction gross credit mark adjusted for current reserves balance and tax effected (35%), Multiples over 55 deemed ‘NM’.

(4) Target issues new stock to acquirer in each transaction.

(5) P/E multiples greater than 50.0x or negative are deemed ‘NM’.

Source:  SNL Financial and public filings.

The Size/Asset Quality Precedent Transactions implied a per share value for SAVB common stock of between $7.20 and $11.50, based upon the average implied valuations from the 25th and 75th percentile valuation metrics.

STRH reviewed and analyzed certain financial data related to 28 completed bank mergers and acquisitions in the Southeast region of the United States announced between January 1, 2010 and August 6, 2012. These transactions involved banks in the Southeast region of the United States with the following characteristics: (a) transaction value between $10 million and $150 million and (b) target banks are based in AL, AK, FL, GA, LA, MS, NC, SC or TN (the “Geographic Precedent Transactions”). The transaction multiples for each of these transactions is listed below:

Buyer/Target	Announce Date	City	ST	Assets ($000)	ROAA (LTM)	Pre Pre ROAA (LTM)(1)	NPAs/ Assets	TCE/TA	Announced Deal Value ($mm)	% of Consideration in Stock	LTM Pre Pre Earnings (2)(5)	LTM A/T Earning(5)	BV	TCBV	Adj. TCBV (3)	Core Deposit Premium (%)	Calculated/ Adjusted Core Deposit Premium(3)	Assets (%)	One Day Stock Premium	30 Day Stock Premium
Eb Bancorp. Inc. / SouthEast Bancshares, Inc.	06/18/2012	Athens	TN	$267,991	0.75%	1.55%	4.4%	9.6%	$22.6	100.0%	5.4x	11.2x	1.10x	1.13x	NA	1.2%	NA	8.4%	NA	NA
Cith Holding Company / Community Financial Corp	08/02/2012	Staunton	VA	503,907	0.35%	1.49%	7.3%	7.5%	$37.6	66.5%	5.1x	35.3x	1.03x	1.03x	4.69x	(3.9)%	9.8%	7.5%	53.8%	56.9%
Customers Bancorp, Inc./ Acacia Federal Savings Bank	06/20/2012	Falls Church	VA	1,019,899	(0.04)%	NM	6.4%	12.2%	65.0	69.2%	NM	NM	0.52x	0.52x	NA	(9.5)%	NA	6.4%	NA	NA
Drummond Banking Company / Williston Holding Company	06/14/2012	Williston	FL	188,234	(1.25)%	0.16%	7.2%	7.5%	14.6	75.0%	47.7x	NM	0.77x	0.77x	NA	(2.7)%	NA	7.8%	NA	NA
BNC Bancorp / First Trust Bank	06/04/2012	Charlotte	NC	436,682	0.57%	1.28%	10.4%	10.9%	36.0	71.1%	6.2x	13.8x	0.76x	0.76x	0.89x	(4.3)%	(1.6)%	8.2%	17.1%	39.5%
Trustmark Corporation/ BancTrust Financial Group, Inc.	05/28/2012	Mobile	AL	2,008,767	(2.30)%	(0.63)%	8.3%	3.0%	55.4	100.0%	NM	NM	0.87x	0.92x	NM	(4.0)%	8.4%	2.8%	11.9%	57.3%
Park Sterling Corporation/ Citizens South Banking Corporation	05/13/2012	Gastonia	NC	1,073,815	(0.09)%	0.66%	3.6%	6.4%	77.8	68.9%	10.8x	NM	1.12x	1.14x	1.32x	(1.6)%	2.7%	7.2%	NM	53.7%
WashingtonFirst Bankshares, Inc./ Alliance Bankshares Corporation	05/03/2012	Chantilly	VA	508,664	(1.39)%	(0.45)%	3.3%	5.5%	24.2	77.6%	NM	NM	0.87x	0.87x	1.06%	(1.2)%	0.4%	4.8%	13.6%	13.5%
Capital Bank Financial Corporation/ Southern Community Financial	03/26/2012	Winston-Salem	NC	1,502,578	0.20%	0.91%	7.5%	3.7%	120.4	0.0%	3.9x	NM	1.00x	1.01x	4.02x	2.3%	4.3%	8.0%	NA	126.2%
IBERIABANK Corporation/ Florida Gulf Bancorp, Inc.	03/19/2012	Fort Myers	FL	350,485	0.22%	1.39%	4.7%	8.5%	44.5	79.1%	9.1x	NM	1.64x	1.64x	3.95x	6.1%	12.2%	12.7%	NA	NA
First Community Bancshares, Inc./ Peoples Bank of Virginia	03/01/2012	Richmond	VA	285,898	0.71%	1.50%	2.2%	13.7%	40.6	66.0%	9.2x	19.4x	1.00x	1.00x	1.34x	0.9%	4.8%	14.2%	NA	101.5%
First Volunteer Corporation / Gateway Bancshares, Inc.	01/12/2012	Ringgold	GA	253,112	(0.92)%	1.19%	6.4%	8.9%	16.4	0.0%	5.2x	NM	0.80x	0.80x	NA	(3.2)%	NA	6.5%	NA	NA
BNC Bancorp/ KevSource Financial, Inc.	12/21/2011	Durham	NC	205,794	0.24%	1.27%	7.4%	10.9%	12.2	100.0%	4.4x	22.9x	0.60x	0.60x	NA	(5.0)%	NA	5.9%	NA	NA
SCBT Financial Corporation/ Peoples Bancorporation, Inc.	12/19/2011	Easley	SC	545,856	0.38%	1.85%	5.2%	8.3%	41.5	67.9%	2.8x	22.8x	0.62x	0.62x	1.22x	(4.6)%	1.4%	5.2%	NA	NA
Kenturcky First Federal Bancorp (MHC)/ CKF Bancorp, Inc.	11/03/2011	Danville	KY	131,148	0.16%	0.84%	3.6%	10.0%	10.5	55.6%	9.6x	NM	0.75x	0.81x	NA	(3.7)%	NA	8.0%	17.1%	21.4%
Trustmark Corporation/? Bay Bank & Trust Co.	10/28/2011	Panama City	FL	247,009	(1.49)%	0.11%	3.5%	10.4%	23.9	58.2%	NM	NM	0.93x	0.93x	NA	(0.9)%	NA	9.7%	NA	NA
1st United Bancorp., Inc./ Anderon Bank	10/24/2011	Palm Harbor	FL	203,566	(0.46)%	0.27%	4.2%	18.2%	36.7	48.3%	NM	NM	0.94x	0.94x	1.06x	(1.6)%	1.5%	18.0%	NA	NA
City Holding Company/ Virginia Savings Bancorp, Inc.	09/21/2011	Front Royal	VA	129,904	0.61%	1.04%	1.6%	8.5%	13.2	64.4%	9.9x	16.8x	1.08x	1.08x	NA	1.0%	NA	10.2%	NA	NA
MidSouth Bancorp., Inc./ First Louisiana National Bank	08/29/2011	Breaux Bridge	LA	118,598	1.02%	1.02%	0.0%	10.4%	19.1	39.8%	16.4x	16.4x	1.55x	1.55x	NA	8.3%	NA	16.1%	NA	NA
Park Sterling Corporation/ Community Capital Corporation	03/30/2011	Greenwood	SC	655,934	(0.7)%	0.92%	6.75%	7.0%	32.3	58.9%	4.8x	NM	0.68x	0.70x	1.31x	(3.2)%	1.8%	4.9%	12.2%	16.4%
Home Bancorp, Inc./ GS Financial Corp.	03/30/2011	Metairie	LA	263,811	0.15%	0.81%	4.8%	10.5%	26.4	0.0%	12.0x	NM	0.95x	0.95x	NA	(0.8)%	NA	10.0%	17.5%	82.6%
IBERIABANK Corporation/ Cameron Bancshares, Inc.	03/10/2011	Lake Charles	LA	705,735	1.29%	2.00%	1.3%	11.0%	134.8	100.0%	9.4x	14.5x	1.74x	1.74x	2.09x	11.9%	14.6%	19.1%	NA	NA
Piedmont Community Bank Hldgs/ Crescent Financial Corp.	02/23/2011	Cary	NC	973,019	(1.00)%	0.65%	5.6%	5.7%	30.6	NM (4)	5.4x	NM	0.62x	0.63x	NA	NM	NA	3.1%	NA	NA
IBERIABANK Corp./ Omni Bancshares Inc.	02/21/2011	Metairie	LA	736,339	(0.06)%	0.27%	8.8%	4.2%	40.0	100.0%	19.9x	NM	1.29x	1.29x	NM	1.4%	7.3%	5.4%	NA	NA
CBM Florida Holding Co./ First Community Bk of America	02/10/2011	Pinellas Park	FL	470,613	(3.48)%	039%	9.8%	5.7%	10.0	NM (4)	4.9x	NM	0.37x	0.37x	NA	(5.5)%	NA	2.1%	NA	NA
American National Bankshares// MidCarolina Financial Corp.	12/15/2010	Burlington	NC	552,299	0.21%	1.54%	4.0%	6.7%	43.7	88.6%	5.1x	NM	1.18x	1.18x	2.10x	0.5%	7.2%	7.9%	NA	149.2%
Stonegate Bank/ Southwest Capital Bancshares	08/30/2010	Fort Myers	FL	121,346	(2.68)%	(0.66)%	6.2%	10.9%	12.2	77.0%	NM	NM	0.79x	0.79x	NA	(4.4)%	NA	10.0%	NA	NA
Community Trust Bancorp Inc./ Lafollette First Natl Corp.	06/08/2010	LaFollette	TN	182,915	(0.75)%	0.56%	4.2%	8.4%	16.1	0.0%	15.3x	NM	1.05x	1.05x	NA	0.7%	NA	8.8%	NA	NA
				75th Percentile	0.36%	1.34%	7.2%	10.6%	$42.0	78.7%	10.6x	22.8x	1.08x	1.09x	2.56x	1.0%	8.1%	10.0%	17.3%	92.1%
				Median	0.05%	0.91%	5.0%	8.5%	$31.5	68.4%	7.6x	16.8x	0.93x	0.93x	1.33x	(1.6)%	4.6%	8.0%	17.1%	56.9%
				25th Percentile	(0.94)%	0.33%	3.6%	6.6%	$16.3	56.2%	5.1x	14.5x	0.76x	0.77x	1.18x	(3.9)%	1.6%	5.8%	12.9%	30.4%

(1) LTM Pre-Pre ROAA defined as LTM Pre-Pre Net Revenue (Not Interest Income + Total Noninterest Income - Total Noninterest Expense) / LTM Average Assets.

(2) Price / LTM PPNR defined as Deal Value / LTM Pre-Pre Net Revenue (Net Interest Income + Total Noninterest Income - Total Noninterest Expense).

(3) Price / Adjusted TBV and Adjusted Core Deposit Premium based on transaction gross credit mark adjusted for current reserves balance and tax affected (35%), Multiples over 5x deemed “NM”.

(4) Target issues new stock to acquirer in each transaction.

(5) P/E multiples greater than 50.0x or negative are deemed “NM”.

Source:  SNL Financial and public filings.

The Geographic Precedent Transactions implied a per share value for SAVB common stock of between $6.97 and $10.65, based upon the average implied valuations from the 25th and 75th percentile valuation metrics.

•                  As described on pages 89-90, STRH performed a net present value analysis. STRH also performed a discounted cash flow analysis to estimate a range for the implied equity value of SAVB, should SAVB remain independent. In performing its analysis of SAVB, STRH reviewed certain estimates provided by SAVB’s management team for the three years following the consummation of an asset sale and capital raise.  The estimates assumed the successful consummation of an approximate $80 million asset sale and a $55 million convertible preferred capital raise at a $5.00 conversion price and a 6% annual coupon and subject to certain other assumptions. STRH assumed that year one was 2013 and then adjusted such estimates using its own model and assumptions. It also extrapolated two additional years of forecasts for 2016 and 2017 to create five years of projections. STRH assumed tangible assets of approximately $918 million in 2012, $883 million in 2013, $874 million in 2014, $882 million in 2015, $905 million in 2016 and $915 million in 2017. STRH assumed a $13 million loss in 2012 and net income of approximately $285,000 in 2013, $794,000 in 2014, $2.0 million in 2015, $16.2 million in 2016 and $5.4 million in 2017.  STRH assumed tangible common capital before cash dividends of $67.8 million in 2012, $68.1 million in 2013, $68.9 million in 2014, $70.9 million in 2015, $87.1 million in 2016 and $86.8 million in 2017. In its analysis, STRH assumed a base discount rate of 13.5% to derive (i) the present value of the estimated free cash flows that SAVB could generate over a five year period and (ii) the present value of SAVB’s terminal value at the end of year five. Terminal values for SAVB were calculated based on a range of 10.0x to 16.0x estimated year-five earnings. STRH assumed that SAVB would maintain a tangible common equity / tangible asset ratio of 9.00% and would retain sufficient earnings to maintain that level. Earnings in excess of what would need to be retained to maintain that tangible common equity / tangible asset ratio, if any, were assumed to be available cash flows for dividends for SAVB. In performing its analysis, STRH made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters.

Based on these assumptions, STRH derived a range of implied equity values of SAVB of $3.84 per share to $8.04 per share using the price-earnings method and $4.27 per share to $9.34 per share using the price to book method.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of SAVB.

Opinion of FIG Partners, LLC

•                  As described in the section of the Joint Proxy Statement/Prospectus entitled “Opinion of FIG Partners LLC— Discounted Cash Flow Analysis” FIG estimated the present value of all shares of SAVB common stock by estimating the value of SAVB’s estimated future earnings stream beginning in 2012. Reflecting SAVB’s internal projections and FIG estimates (which did not assume an asset sale or capital raise on the part of SAVB), FIG assumed a net loss in 2012 of approximately $478,000 and net income in 2013, 2014, 2015, and 2016 of $2.428 million, $3.468 million, $4.062 million, and $4.719 million, respectively. FIG assumed total assets of approximately $962 million in 2012, $981 million in 2013, $1 billion in 2014, $1.03 billion in 2015 and $1.07 billion in 2016. FIG assumed tangible book values of $80 million in 2012, $83 million in 2013, $86 million in 2014, $90 million in 2015 and $95 million in 2016.  The present value of the earnings and asset values were calculated based on a range of discount rates of 12.0%, 13.0%, and 14.0%. In order to derive the terminal value of SAVB’s earnings stream beyond 2016, FIG performed two separate analyses: 1) an acquisition in 2016 at 18.0 times estimated earnings in the terminal year; and 2) an acquisition in 2015 at 1.00 times estimated book value in the terminal year. The present value of these terminal amounts was then calculated based on the range of discount rates mentioned above. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of SAVB’s common stock. The two analyses and the underlying assumptions yielded a range of value for shares of SAVB’s common stock of approximately 1) $6.54 per share to $7.09 per share; and 2) $7.32 per share to $7.93 per share compared to the merger consideration of $9.31 per share.

The prospective financial information used by STRH and FIG reflect numerous estimates and assumptions made by SAVB, STRH and FIG with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to SAVB’s business, all of which are difficult to predict and many of which are beyond SAVB’s control. The SAVB management projections also reflect assumptions as to certain business decisions that are subject to change. The SAVB management projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the SAVB management projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, SAVB’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in SAVB’s reports filed with the SEC. The SAVB management projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. Further, the SAVB management projections do not take into account the effect of any failure of the Merger to occur. None of SAVB, SCBT nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such SAVB management projections if they are or become inaccurate (even in the short term). The inclusion of the SAVB management projections herein should not be deemed an admission or representation by SAVB or SCBT that they are viewed by SAVB or SCBT as material information of SAVB, particularly in light of the inherent risks and uncertainties associated with such forecasts.

***

Important Additional Information

The Company and SCBT filed a joint proxy statement/prospectus on Form S-4 concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”) on October 26, 2012. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ SUCH JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THESE WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about SCBT and the Company, at the SEC’s internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either The Savannah Bancorp, 25 Bull Street, Savannah, Georgia 31401, Attention: Michael W. Harden, Chief Financial Officer, or SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer.

The Company, SCBT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company common stock is set forth in the Company’s most recent proxy statement as filed with the SEC on April 9, 2012, which is available at the SEC’s Internet site (http://www.sec.gov) and at the Company’s address in the preceding paragraph. Information about SCBT’s directors and executive officers is set forth in SCBT’s most recent proxy statement filed with the SEC on March 20, 2012 and available at the SEC’s internet site and from SCBT at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement and registration statement regarding the proposed transaction when it becomes available.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, we intend to identify forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed Merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all; the outcome of any legal proceedings that may be instituted against the Company and SCBT; the terms of the proposed Merger may need to be unfavorably modified to satisfy such approvals or conditions; the anticipated benefits from the proposed Merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the potential inability to promptly and effectively integrate the businesses of the Company and SCBT; reputational risks and the reaction of the companies’ customers to the proposed Merger; diversion of management time on Merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAVANNAH BANCORP, INC.

By:	/s/ Michael W. Harden, Jr.
Michael W. Harden, Jr.
Chief Financial Officer

Date:	November 23, 2012